Explanatory Note
YouNow, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 4.1 and revising the description of the “Types of Securities Offered in this Offering Statement” in Item 4 of Form 1-A to “Props Tokens.”

PART III – EXHIBITS

Exhibit Number	Description
2.1*	Sixth Amended and Restated Certificate of Incorporation of YouNow, Inc.
2.2*	Amended and Restated Bylaws of YouNow, Inc.
3.1*	Form of Simple Agreement for Future Tokens
3.2*	Form of Amendment No. 1 to the Simple Agreement for Future Tokens
3.3*	Form of Debt Payable by Assets Agreement
3.4*	Token Code
3.5*	Second Amended and Restated Investor Rights Agreement
3.6*	Voting Agreement
3.7*	Token Option Agreement by and between YouNow, Inc. and CoinFund Global LLC, dated June 18, 2019
4.1	Props Live Video App Terms of Use
4.2*	Form of Grant Agreement
4.3*	Validator Terms of Use
6.1*	Agreement of Sublease between Kinnek, Inc., as sublandlord, and YouNow, Inc. as subtenant, dated January 12, 2018
6.2#*	Form of Director Indemnification Agreement of YouNow, Inc.
6.3*	Form of Adviser Agreement
6.4*	Apple Developer Agreement
6.5*	Google Play Developer Distribution Agreement
6.6*	Form of YouNow Partner Amendment Agreement
6.7*	Form Adviser Agreement
6.8*	Form Adviser Agreement
6.9*	Form Adviser Agreement
6.10*	Token Services Agreement
6.11*	PeerStream Master Services Agreement
6.12#^*	Retention Bonus Agreement
6.13*	Amended and Restated Engagement Letter by and between YouNow, Inc. and CoinFund Global LLC, dated February 2, 2018
6.14*	Amendment to Amended and Restated Engagement Letter by and between YouNow, Inc. and CoinFund Global LLC, dated June 18, 2019
6.15*	Second Amendment to Amended and Restated Engagement Letter by and between YouNow, Inc. and CoinFund Global LLC, dated July 2, 2019
10.1*	Power of Attorney
11.1*	Form of Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 12.1)
11.2*	Consent of Rosen Kuslansky, CPA, PC
11.3*	Consent of Blakemore, Fallon, Garcia, Rosini & Russo, PLLC
12.1*	Form of Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to the legality of the securities being qualified
13.1*	March 2019 White Paper
13.2*	November 2017 White Paper
13.3*	February 2018 White Paper

Exhibit Number	Description
13.4*	Props Distribution Update Blog Post
13.5*	Email regarding Props updates: Token distribution schedule, regulatory process and more
13.6*	Props Token Distribution Update Video Script
13.7*	Using Props in YouNow Video Script
13.8*	Public Messages on Telegram beginning with Regulation A announcement through March 28, 2019
13.9*	PropsProject Feedback Page
13.10*	2017 communications relating to the Props Network
13.11*	Public Messages on Telegram beginning with Regulation A from March 28, 2019 through May 15, 2019
13.12*	Blockchain Week Presentation at YouNow offices May 9, 2019
13.13*	Props Meetup NY Blockchain Week 2019 Video Script
13.14*	Props Event “Turning Users’ Social Capital to a Financial Stake in the Network” Video Script
13.15*	Public Messages on Telegram beginning with Regulation A from May 15, 2019 through June 18, 2019
13.16*	Welcome to Props Video Script
13.17*	Public Message on Telegram beginning with Regulation A announcement from June 18 through July 6, 2019
13.18*	June 2019 Interview “Younow: We Reward Content Creators Already, Now We Will Do Much More”
15.1*	Protocol Rewards Engine Code
15.2*	Correspondence to Securities and Exchange Commission dated December 20, 2018
15.3*	Correspondence to Securities and Exchange Commission dated March l, 2019
15.4*	Correspondence to Securities and Exchange Commission dated April 2, 2019
15.5*	Correspondence to Securities and Exchange Commission dated May 17, 2019
15.6*	Draft offering statement previously submitted on September 28, 2018 pursuant to Rule 252(d) (incorporated by reference to the copy thereof made public pursuant to Rule 301 of Regulation S-T)
15.7*	Draft offering statement previously submitted on December 20, 2018 pursuant to Rule 252(d) (incorporated by reference to the copy thereof made public pursuant to Rule 301 of Regulation S-T)
15.8*	Draft offering statement previously submitted on April 2, 2019 pursuant to Rule 252(d) (incorporated by reference to the copy thereof made public pursuant to Rule 301 of Regulation S-T)
15.9*	Draft offering statement previously submitted on May 17, 2019 pursuant to Rule 252(d) (incorporated by reference to the copy thereof made public pursuant to Rule 301 of Regulation S-T)
__________________

*	Previously filed

#	Indicates a management contract or compensatory plan

^	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.

SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 10, 2019.

YOUNOW, INC.

By:	/s/ Adi Sideman
Name:	Adi Sideman
Title:	President and Chief Executive Officer
This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Adi Sideman	President, Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2019
Adi Sideman

/s/ Yonatan Sela	Chief Business Officer	July 10, 2019
Yonatan Sela

/s/ Alejandro Moreno-Paz	Vice President of Finance (Principal Accounting Officer and Principal Financial Officer)	July 10, 2019
Alejandro Moreno-Paz

*	Director	July 10, 2019
Oren Zeev

*	Director	July 10, 2019
Andy Weissman

*	Director	July 10, 2019
David Pakman

*	Director	July 10, 2019
Shaival Shah

* By: /s/ Adi Sideman Adi Sideman Attorney-in-Fact